Exhibit 99.1

Press release dated May 11, 2004

Team Financial, Inc.

NEWS

FOR IMMEDIATE RELEASE	For More Information Contact:
Michael L. Gibson
President of Investments/CFO
Team Financial, Inc.
(800) 880-6262 Extension 305
mike.gibson@teamfinancialinc.com
http://www.teamfinancialinc.com

Team Financial, Inc. Announces Quarterly Results

PAOLA, Kansas, May 11, 2004 – Team Financial, Inc. (the Company, Nasdaq: TFIN) today announced net income of $828,000, or $.20 basic and diluted income per share, for the three months ended March 31, 2004, a decrease of 16%, compared to $991,000 or $.24 basic and diluted income per share, for the three months ended March 31, 2003.

The decrease in net income was due to a $244,000 decrease in non-interest revenue for the three months ended March 31, 2004 to $3,160,000 compared to $3,404,000 for the three months ended March 31, 2003.  The decrease in non-interest revenue was primarily due to a $308,000 decrease in gain on sales of mortgage loans to $343,000 for the three months ended March 31, 2004 from $651,000 for the three months ended March 31, 2003.

The continued focus on small to mid-sized business lending in our market areas generated a $9,500,000, or 3% increase in total loans receivable.  This was primarily a result of an increase in commercial loans to $227,000,000 at March 31, 2004 from $218,000,000 at December 31, 2003.

The provision for loan losses decreased $95,000 to $250,000 for the three months ended March 31, 2004 compared to $345,000 for the three months ended March 31, 2003.  This was a result of experiencing lower net charge offs during the three months ended March 31, 2004 of $58,000 compared to net charge offs experienced during the three months ended March 31, 2003 of $283,000.

“We are pleased to report that we have experienced a 3% growth in loans for the first quarter.  This in addition to a smaller provision for loan losses should have a positive impact on our net interest margin and net income.  The current interest rate environment continues to impact our margins.  We expect that improvement will occur as the markets price a raise in rates into the yield curve,” said Robert J. Weatherbie, Chairman and Chief Executive Officer of Team Financial, Inc. “ Our expansion in the Colorado Springs market continues with opening of The Colorado National Bank’s downtown Colorado Springs branch.  We also expect to have the Monument, Colorado branch open in the third quarter.”

Non-interest expense increased $151,000, or 2.4% to $6,528,000 during the three months ended March 31, 2004 from $6,377,000 during the three months ended March 31, 2003 due to increases in data processing expenses, occupancy costs and salaries and employee benefits.  This increase was offset by a reduction in the provision for income taxes of $150,000 to $192,000 for the three months ended March 31, 2004 compared to $342,000 for the three months ended March 31, 2003.

Team Financial, Inc. is a financial services company with $653,000,000 in total assets.  It operates in the Kansas City metropolitan area, southeastern Kansas, western Missouri, the Omaha, Nebraska metropolitan area, the Tulsa, Oklahoma metropolitan area, and in Colorado Springs, Colorado.  The Company offers a full range of consumer and corporate banking services, including small business loans, mortgage loans, employee benefit insurance services, property and casualty insurance services, trust services, and investment and brokerage services.  For additional information on Team Financial, Inc., visit its Web site at http://www.teamfinancialinc.com or call 800-880-6262, ext. 305.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

Team Financial, Inc. And Subsidiaries

Unaudited Consolidated Statements of Financial Condition

(Dollars In Thousands)

	March 31, 2004	December 31, 2003
Assets
Cash and due from banks	$14,067	$14,135
Interest bearing bank deposits	2,578	4,667
Cash and cash equivalents	16,645	18,802

Investment securities:
Available for sale, at fair value (amortized cost of $216,087 and $218,377 at March 31, 2004 and December 31, 2003, respectively)	220,794	221,252
Total investment securities	220,794	221,252

Loans receivable, net of unearned fees	357,606	348,095
Allowance for loan losses	(4,698)	(4,506)
Net loans receivable	352,908	343,589

Accrued interest receivable	3,761	4,002
Premises and equipment, net	15,342	14,132
Assets acquired through foreclosure	792	1,117
Goodwill	15,463	14,538
Intangible assets, net of accumulated amortization	5,618	5,830
Bank owned life insurance policies	17,939	17,756
Other assets	3,868	8,778

Total assets	$653,130	$649,796

Liabilities and Stockholder’s Equity
Deposits:
Checking deposits	$165,079	$165,448
Savings deposits	32,714	32,715
Money market deposits	51,946	47,804
Certificates of deposit	200,411	200,192
Total deposits	450,150	446,159
Federal funds purchased and securities sold under agreements to repurchase	9,560	7,180
Federal Home Loan Bank advances	111,228	111,234
Notes payable and other borrowings	3,613	3,232
Subordinated debentures	16,005	16,005
Accrued expenses and other liabilities	8,679	13,582

Total liabilities	599,235	597,392

Stockholders’ Equity:
Preferred stock, no par value, 10,000,000 shares authorized, no shares issued	—	—
Common stock, no par value, 50,000,000 shares authorized; 4,459,553 and 4,449,638 shares issued; 4,084,470 and 4,099,555 shares outstanding at March 31, 2004 and December 31, 2003, respectively	27,535	27,448
Capital surplus	292	292
Retained earnings	26,480	25,979
Treasury stock, 375,083 and 350,083 shares of common stock at cost at March 31, 2004, and December 31, 2003, respectively	(3,524)	(3,212)
Accumulated other comprehensive income	3,112	1,897

Total stockholders’ equity	53,895	52,404

Total liabilities and stockholders’ equity	$653,130	$649,796

Team Financial, Inc. And Subsidiaries

Unaudited Consolidated Statements of Operations

(Dollars In Thousands, Except Per Share Data)

	Three Months Ended March 31
	2004	2003
Interest Income:
Interest and fees on loans	$5,591	$5,965
Taxable investment securities	1,902	1,954
Nontaxable investment securities	298	247
Other	37	59

Total interest income	7,828	8,225

Interest Expense:
Deposits
Checking deposits	126	173
Savings deposits	56	70
Money market deposits	121	169
Certificates of deposit	1,160	1,468
Federal funds purchased and securities sold under agreements to repurchase	12	11
FHLB advances payable	1,238	1,240
Notes payable and other borrowings	89	55
Subordinated debentures	388	388

Total interest expense	3,190	3,574

Net interest income before provision for loan losses	4,638	4,651

Provision for loan losses	250	345

Net interest income after provision for loan losses	4,388	4,306

Non-Interest Income:
Service charges	830	805
Trust fees	151	129
Insurance agency commissions	1,200	1,136
Gain on sales of mortgage loans	343	651
Gain on sales of investment securities	6	1
Gain on sale of branch assets	—	—
Bank owned life insurance income	215	227
Other	415	455

Total non-interest income	3,160	3,404

Non-Interest Expenses:
Salaries and employee benefits	3,502	3,444
Occupancy and equipment	740	717
Data processing	612	500
Professional fees	287	311
Marketing	89	91
Supplies	100	108
Goodwill amortization	—	—
Intangible asset amortization	250	329
Other	948	877

Total non-interest expenses	6,528	6,377

Income before income taxes	1,020	1,333

Income taxes	192	342

Net income	$828	$991

Shares applicable to basic income per share	4,103,527	4,105,809

Basic income per share	$0.20	$0.24

Shares applicable to diluted income per share	4,153,923	4,133,404

Diluted income per share	$0.20	$0.24

Team Financial, Inc. And Subsidiaries

Unaudited Selected Ratios and Other Data

	As of and For Three Months Ended March 31
Selected Data	2004	2003

Performance Ratios

Return On Average Assets	0.51%	0.62%

Return On Average Equity	6.24%	7.73%

Average Equity To Average Assets	8.19%	7.98%

Net Interest Margin On Average Earning Assets During The Period (Tax Equivalent)	3.35%	3.39%

Efficiency Ratio	83.71%	79.17%

Book Value Per Share	$13.20	$12.59

Tangible Book Value Per Share	$8.03	$7.50

Asset Quality Ratios

Non Performing Loans As A Percent Of Total Loans	2.02%	1.89%

Non Performing Assets As A Percent Of Total Assets	1.23%	1.30%

Allowance For Loan Losses As A Percent Of Total Loans	1.31%	1.35%

Allowance For Loan Losses As A Percent Of Non Performing Loans	64.91%	71.34%